Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2011, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Angiotech Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia

July 18, 2011